Exhibit 4.5.2

CONFIDENTIAL TREATMENT REQUESTED BY CELLECTIS S.A.—CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

EXECUTION COPY

Amendment No. 2 to the Product Development, Option, License and Commercialization Agreement

This Second Amendment (the “Amendment”) to the Research, Product Development, Option, License and Commercialization Agreement effective as of February 17, 2014 (as amended, the “Agreement”) is dated as of and shall become effective as of the November 28th, 2016 (hereinafter the “Effective Date”) by and between Les Laboratoires Servier, a corporation incorporated under the laws of France having a principal place of business at 50 rue Carnot, 92150 Suresnes, France (“LLS”) and Institut de Recherches Internationales Servier, a corporation incorporated under the laws of France having its principal place of business at 50 rue Carnot, 92 150 Suresnes, France (“IRIS”) (LLS and IRIS being together referred to as “Servier”), and Cellectis SA, a company incorporated under the laws of France having a principal place of business, at 8, rue de la Croix Jarry, 75013 Paris, France (“Cellectis”). Cellectis and Servier are individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, in furtherance of, and as part of, the transactions contemplated by the Agreement, subject to the terms and conditions set forth in this Amendment, Cellectis desires to clarify the grant of certain rights to Servier;

WHEREAS, pursuant to the Agreement, Cellectis granted certain exclusive patent rights to Servier on the terms set forth therein in respect of, among other things, the Servier Products in the Field;

WHEREAS, pursuant to the Research Collaboration and License Agreement dated as of June 17, 2014 by and between Pfizer, Inc. (“Pfizer”) and Cellectis (as amended from time to time, the “Pfizer Collaboration Agreement”), Cellectis granted certain exclusive patent rights to Pfizer on the terms set forth therein in respect of, among other things, the Pfizer Products in the Pfizer Product Field;

WHEREAS, in furtherance of, and as part of, the transactions contemplated by the Exclusive License and Collaboration Agreement dated as of October 30, 2016 by and between Servier and Pfizer (the “Pfizer-Servier Agreement”) and pursuant to the terms set forth therein, Pfizer has directed that Cellectis license certain patent rights to Servier in respect of the Pfizer Products in the Pfizer Product Field in the Servier Territory; and

WHEREAS, the parties desire to amend the Agreement as set forth below.

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree as follows:

All capitalized terms used in this Amendment and not otherwise defined have the meanings assigned to them in the Agreement.

1. Definitions.

The Parties agree to add the following definitions in Article 1 of the Agreement:

“Pfizer Product Field” means human anti-tumor adoptive immunotherapy.

“Pfizer Product” means an allogeneic anti-tumor adoptive T-cell expressing a single chain chimeric antigen receptor (CAR) targeting [***], and including specific attributes, as initially developed by Cellectis as per the Pfizer Collaboration Agreement, and that are initially licensed by Cellectis to Pfizer as per the Pfizer Collaboration Agreement.

“Pfizer Territory” means the United States of America and its territories and possessions.

“Servier Product” means UCART19 [***], corresponding to an allogeneic anti-tumor adoptive T-cell expressing a single chain chimeric antigen receptor (CAR) directed against [***] target, and including specific attributes, as initially developed by Cellectis as per the Agreement, and that are initially licensed by Cellectis to Servier as per the Agreement together with any additional allogeneic anti-tumor adoptive T-cell CARs that bind to [***] as may be optioned by Servier from Cellectis under this Agreement.

“Servier Sublicensee” means a sublicensee of Servier pursuant to the Agreement, which, for the avoidance of doubt, does not include any sublicense to the [***] Cellectis Patents not owned by Cellectis and/or the University of Minnesota.

“Servier Territory” means the world other than the Pfizer Territory.

“[***] Cellectis Patents” means the patent and patent applications listed in Exhibit A of this Amendment.

The definition for “Cellectis Patents” in Subsection 1.10 is replaced with the following:

“Cellectis Patents” means all Patents that are Controlled by Cellectis and its Affiliates at the Effective Date and thereafter during the Term and that Cover, or would be reasonably necessary or useful for, the Development, Manufacture or Commercialization of Pre-Candidate Product(s), Candidate Product(s), or Product(s), as appropriate, (including its composition, formulation, combination, product by process, or method of use, manufacture, preparation or administration). Cellectis Patents shall include Cellectis’ interest in Joint Patents that meet the above requirements, and in any event shall include [***] Cellectis Patents and those other Patents set forth on Exhibit 2.

2. Exhibit A.

Exhibit A is added to the Agreement.

[***] CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION

3. License Grant.

The Parties hereby agree to remove and replace Section 4.2 with the following:

4.2 Servier Rights and Obligations upon Exercise of Option.

(a)    Exclusive License. Upon Servier’s exercise of its Option to License for a given Product, Cellectis shall grant to Servier during the Term an exclusive (even as to Cellectis), worldwide license with the right to grant sublicenses, under the Cellectis IP (but specifically excluding the [***] Cellectis Patents) to Develop, have Developed, manufacture, have manufactured, and Commercialize said Product in the Field.

(b)    With respect to each Product elected by Servier, through its Option to License, Servier will assume full responsibility, at its expenses, for the further Development, manufacture and Commercialization of such Product in the Field.

(c)    Upon Servier’s exercise of the Option to License for a given Product, Servier will use, and will ensure that its Affiliates, Sublicensees, and subcontractors use Commercially Reasonable Efforts in Developing and Commercializing the corresponding Product in the Targeted Indications and the Targeted Territory, and are in compliance with this Agreement.

(d)    Upon Servier’s exercise of its Option to License for a given Product and subject to the terms and conditions of the Agreement, Cellectis hereby grants to Servier and its Affiliates, on a country by country basis throughout the world (i) the right to use the [***] engineered by Cellectis pursuant to this Agreement for Development of the Product, until the filing of the corresponding IND or IMPD (or foreign equivalent), and (ii) after the IND or IMPD filing, an exclusive (even as to Cellectis) license to the [***] Cellectis Patents to use the [***] engineered by Cellectis to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported, and otherwise exploit and Commercialize such Product, without the right to grant sublicenses, provided that Servier may sublicense solely in relation to a transaction involving, with respect to all [***] Cellectis Patents, only the [***] Cellectis Patents owned by Cellectis and/or owned by University of Minnesota. Notwithstanding the foregoing, Servier hereby acknowledges and agrees that, at Servier’s direction, Cellectis shall have the right and obligation to promptly and diligently grant licenses and rights under the [***] Cellectis Patents to Pfizer or subcontractor designated by Pfizer, or any other third party designated by Pfizer and agreed to by Servier, in respect of the Servier Products in the Field in the Pfizer Territory, and Servier’s license and other rights under the [***] Cellectis Patents shall be limited accordingly so long as the relevant licenses in this Agreement (or any other relevant licenses entered into pursuant to the terms thereof) remain in effect. For the sake of clarity and notwithstanding anything to the contrary in this Agreement, the license granted to Servier by Cellectis herein does not give Servier the right (i) to [***] or (ii) to sublicense the [***] Cellectis Patents other than in relation to a transaction involving, with respect to all [***] Cellectis Patents, only the [***] Cellectis Patents owned by Cellectis and/or owned by University of Minnesota.

(e)    Upon exercise of the Option to License on a Product-by-Product basis, and upon Servier’s written direction, Cellectis shall have the right and obligation to promptly and diligently grant a direct license, on a country by country and Product by Product basis, under the [***] Cellectis Patents to any Servier Sublicensee, provided that the grant of such license to the extent involving [***] Cellectis Patents licensed to Cellectis by Life Technologies Corporation, must include a license in respect of all of the [***] Cellectis Patents and will (i) correspondingly limit the license grants to Servier in Section 4.2(d), and (ii) provide the Servier Sublicensee with a similar right to obtain a direct license from

[***] CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION

Cellectis consistent with, and to the extent of, the sublicense rights the Servier Sublicensee otherwise receives from Servier with respect to the Cellectis Patents other than the [***] Cellectis Patents, provided that the grant of such direct license will correspondingly limit such license grants to such Servier Sublicensee. Cellectis shall promptly and diligently execute a license agreement with Servier and such Servier Sublicensee for the purpose of granting such license to the Servier Sublicensee and limiting the corresponding license grant to Servier in Section 4.2(d). The parties hereby acknowledge that any such negotiations would be solely to limit Servier’s rights herein for the benefit of such Servier Sublicensee and, as such, the parties agree and acknowledge that no additional consideration would be due to Cellectis as no additional rights would be granted. The parties further agree and acknowledge that all consideration due to Cellectis under the Agreement has been valued fairly and equitably in good faith, and would not be reduced or otherwise amended because of any limitation of Servier’s rights for the benefit of a Servier Sublicensee. The parties acknowledge and agree that any rights or licenses that may hereafter be granted by Cellectis at the written direction of Servier as contemplated by this Section 4.2(e) are rights or licenses that were provided to Servier pursuant to this Agreement in accordance with the broad collaboration and development activities contemplated by the Agreement, and therefore Cellectis has already received (or, in the future and in accordance with the terms of this Agreement, will have the right to receive) compensation that Cellectis and Servier have determined is fair and equitable and that Cellectis shall therefore not have the right to any additional compensation from Servier or any other person or entity in connection with the foregoing.

The Parties hereby agree to insert the following Section 4.3:

4.3 Rights Among Cellectis, Servier and Pfizer.

(a)    Subject to the terms of this Agreement, at the written direction of Pfizer and in furtherance of and pursuant to the Pfizer Collaboration Agreement and the transactions contemplated thereby on a Pfizer Product-by-Pfizer Product basis, Cellectis hereby grants to Servier and its Affiliates (i) the right to use the [***] engineered by Cellectis pursuant to the Pfizer Collaboration Agreement to develop Pfizer Products, until, in each case, the filing of an IND for each Pfizer Product as directed by Pfizer, in the Pfizer Product Field, in the Servier Territory, and (ii) a fully paid-up and royalty free (with respect to Cellectis), exclusive (even as to Cellectis) license under the [***] Cellectis Patents, to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported and otherwise exploit and Commercialize such Pfizer Product, in each case solely in the Pfizer Product Field in the Servier Territory, without the right to grant sublicenses, provided that Servier may sublicense solely in relation to a transaction involving, with respect to all [***] Cellectis Patents, only the [***] Cellectis Patents owned by Cellectis and/or owned by University of Minnesota, and Cellectis shall further have the obligation to grant licenses and rights under the [***] Cellectis Patents to subcontractors as directed by Servier, and to other third parties as directed by Servier and agreed to by Pfizer, pursuant to and as contemplated by the Pfizer-Servier Agreement in respect of the Pfizer Products (as directed in writing by Pfizer) in the Pfizer Product Field in the Servier Territory, and Servier’s license and other rights under the [***] Cellectis

[***] CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION

Patents shall be limited accordingly so long as the relevant licenses in the Pfizer Collaboration Agreement (or any other relevant licenses entered into pursuant to the terms thereof) remain in effect. For sake of clarity, the license granted to Servier by Cellectis herein does not give Servier the right to [***]. For further sake of clarity, Servier does not have the right to grant any sublicenses in respect of the rights licensed to it pursuant to Section 4.3(a) herein other than in relation to a transaction involving, with respect to all [***] Cellectis Patents, only the [***] Cellectis Patents owned by Cellectis and/or owned by University of Minnesota, and any purported sublicense so made by Servier shall be null and void ab initio, provided that the foregoing is without limitation of Servier’s rights that are set forth in Section 4.2(e) hereof.

(b)    Servier hereby consents to the license directed by Servier and granted by Cellectis to Pfizer pursuant to the Pfizer Collaboration Agreement, as amended, and the licenses that may hereafter be granted by Cellectis at the written direction of Pfizer as agreed to by Servier pursuant to the terms thereof. The parties acknowledge and agree that any rights or licenses that have been granted to Pfizer at Servier’s written direction to Cellectis (including any expansions of such rights or licenses, pursuant to this Agreement, that Servier directs Cellectis in writing to grant to Pfizer), or that may hereafter be granted by Cellectis at the written direction of Pfizer and agreed to by Servier relating to those same rights granted to Pfizer, are rights or licenses that were provided to Servier pursuant to this Agreement in accordance with the broad collaboration and development activities contemplated hereunder, and therefore Cellectis has already received (or, in the future and in accordance with the terms of this Agreement, will have the right to receive) compensation that Cellectis and Servier have determined is fair and equitable and that Cellectis shall therefore not have the right to any additional payments or compensation from Pfizer, Servier or any other person or entity in connection with the foregoing. Without limiting the foregoing, the parties agree and acknowledge that all consideration paid or to be paid, whether one-time payments, milestone payments, royalty payments or otherwise, to Cellectis under the Pfizer Collaboration Agreement or this Agreement shall not be reduced or otherwise modified or amended because of the license granted to Pfizer or other third parties as contemplated hereby.

(c)    The parties further acknowledge and agree that any rights or licenses that have been granted by Cellectis to Pfizer at Servier’s written direction to Cellectis (including any expansions of such rights or licenses, pursuant to this Agreement, that Servier directs Cellectis in writing to grant to Pfizer), or that may hereafter be granted by Cellectis at the written direction of Pfizer and agreed to by Servier relating to those same rights granted to Pfizer, shall terminate on a Servier Product-by-Servier Product basis upon the earlier to occur of (i) termination or expiration of the license granted by Cellectis to Servier in respect of the [***] Cellectis Patents in further respect of a Servier Product pursuant to this Agreement, or (ii) on a Servier Product-by-Servier Product basis, termination or expiration of the license granted by Servier to Pfizer in respect of a Servier Product pursuant to the Pfizer-Servier Agreement (as amended from time to time).

[***] CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION

The Parties hereby agree to remove and replace Section (III)(a) of the Agreement with the following:

Subject to entry into force of the Amendment, Cellectis hereby grants to Servier a license in respect of the rights set forth in Section 4.2 for the UCART19 Product [***] as per the terms of Section 4.2 of the Agreement.

4. Termination.

The Parties hereby agree to remove and replace Section 11.1 with the following:

11.1 Term.

(a)    This Agreement will become effective as of the Effective Date and, unless earlier terminated pursuant to the provisions of Sections 11.1(b), 11.2 or 12.2.3, will expire upon the later to occur of the last sales of the Product or the Pfizer Product, provided that all rights and licenses granted by Cellectis to Servier pursuant to Section 4.3(a), and subject to Section 11.l(b), all obligations to which the parties are bound hereunder with relation thereto, will continue in force and effect, to the extent such rights and licenses were not previously or concurrently terminated and will subsequently terminate in accordance with the terms of the Pfizer Collaboration Agreement wherein such rights and licenses were initially granted to Pfizer. Upon expiration of the Royalty Term with respect to a Product, the licenses granted by Cellectis to Servier under this Agreement with respect to such Product shall remain in effect as granted in accordance with this Agreement but become fully paid-up, royalty-free licenses until termination or expiration of this Agreement.

(b)    The license granted pursuant to Section 4.3(a) herein shall terminate immediately upon the earlier to occur of (i) on a Pfizer Product-by-Pfizer Product basis, termination or expiration of the license granted by Cellectis to Pfizer in respect of the [***] Cellectis Patents in further respect of a Pfizer Product pursuant to the Pfizer Collaboration Agreement, or (ii) on a Pfizer Product-by-Pfizer Product basis, termination or expiration of the license granted by Pfizer to Servier in respect of a Pfizer Product pursuant to the Pfizer-Servier Agreement (as amended from time to time).

5. No other revisions.

Except as expressly set forth in this Amendment, the other provisions of the Agreement remain unchanged and continue in full force and effect. To the extent that the provisions of this Amendment conflict with what is set forth in the Agreement, the provisions of this Amendment shall take precedence. All disputes arising out of or in connection with this Amendment, unless otherwise specified in the Agreement, shall be resolved in accordance with the principles set forth in article 13.2 of the Agreement.

[***] CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Product Development, Option, License and Commercialization Agreement to be executed by their duly authorized representatives.

Made in Paris, on November 28th, 2016

For Cellectis SA			For Les Laboratoires Servier,

By:	/s/ Andre Choulika		By:	/s/ Christian Bazantay
	Name:	Andre CHOULIKA		Name:	Christian BAZANTAY
	Title:	Chief Executive Officer		Title:	Proxy

			By:	/s/ Eric Falcand
				Name:	Eric FALCAND
				Title:	Proxy

For Institut de Recherches Internationales Servier

By:	/s/ Emmanuel Canet
	Name:	Dr. Emmanuel CANET
	Title:	President of R&D

Exhibit A

[***]

[***] CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION